Exhibit 1.1

AmeriGas Partners, L.P.

AP Eagle Finance Corp.

7 1/8% Notes Due 2016

Underwriting Agreement

New York, New York

January 10, 2006

CITIGROUP GLOBAL MARKETS INC.

As Representative of the

Underwriters named in Schedule II hereto

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, NY 10013

Ladies and Gentlemen:

AmeriGas Partners, L.P., a Delaware limited partnership (the “Partnership”), and AP Eagle Finance Corp., a Delaware corporation and wholly owned subsidiary of the Partnership (“Finance Corp.” and, together with the Partnership, the “Issuers”), propose to sell to the several underwriters named in Schedule II hereto (the “Underwriters”), for whom you (the “Representative”) are acting as representative, the principal amount of the securities identified in Schedule I hereto (the “Securities”), to be issued under an indenture (the “Indenture”) to be dated as of January 26, 2006 (or as soon as practicable thereafter as determined by the Issuers), between the Issuers and U.S. Bank National Association, as trustee (the “Trustee”). Finance Corp., the Partnership, along with its operating partnership, AmeriGas Propane, L.P., a Delaware limited partnership (“AmeriGas Propane”), AmeriGas Eagle Propane, L.P., a Delaware limited partnership (“AmeriGas Eagle,” and together with AmeriGas Propane, the “Operating Partnerships”), AmeriGas Propane, Inc., a Pennsylvania corporation and general partner of both the Partnership and AmeriGas Propane (the “General Partner”) and AmeriGas Eagle Holdings, Inc., a Delaware corporation and general partner of AmeriGas Eagle (the “Eagle General Partner,” and together with the General Partner, the “General Partners”) are collectively referred to herein as the “Partnership Entities.” The Securities Act of 1933, as amended, and the rules and regulations thereunder, are herein referred to as the “Act.” To the extent there are no additional Underwriters listed on Schedule I other than you, the term Representative as used herein shall mean you, as Underwriters, and the terms Representative and Underwriters shall mean either the singular or plural as the context requires. Any reference herein to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference. Certain terms used herein are defined in Section 19 hereof.

1. Representations and Warranties. The Issuers, Operating Partnerships and the General Partners represent and warrant to, and agree with, each Underwriter as set forth below in this Section 1.

(a) The Issuers meet the requirements for use of Form S-3 under the Act and have prepared and filed with the Commission an “automatic shelf registration statement,” as defined in Rule 405 (the file number of which is set forth in Schedule I hereto), on Form S-3, including a related Basic Prospectus, for registration under the Act of the offering and sale of the Securities. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, became effective upon filing in accordance with Rule 462(e). The Issuers have filed with the Commission, pursuant to Rule 424(b), one or more Preliminary Final Prospectuses, each of which has previously been furnished to you. The Issuers will file with the Commission a Final Prospectus relating to the Securities in accordance with Rule 424(b). As filed, such Final Prospectus shall contain all information required by the Act and the rules thereunder, and, except to the extent the Representative shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Basic Prospectus and the Preliminary Final Prospectus) as the Issuers have advised you, prior to the Execution Time, will be included or made therein. The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x).

(b) On the Effective Date, the Registration Statement did, and when the Final Prospectus is filed (if required) in accordance with Rule 424(b) and on the Closing Date (as defined herein), the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act, and as applicable, the Trust Indenture Act of 1939, as amended, and the rules and regulations thereunder (the “Trust Indenture Act”) and the respective rules thereunder; on the Effective Date and at the Execution Time, the Registration Statement did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, except for such omissions as are permitted under Rule 430B of the Act; on the Effective Date and on the Closing Date, the Indenture did or will comply in all material respects with the applicable requirements of the Trust Indenture Act and the rules thereunder; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Final Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Issuers make no representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification of the Trustee (Form T-1) under the Trust Indenture Act or (ii) the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Issuers by or on behalf of any Underwriter through the Representative specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of any Underwriters consists of the information described as such in Section 8 hereof.

(c) As of the Execution Time, the Disclosure Package, when taken together as a whole, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Issuers by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(d) At the time of filing the Registration Statement, each of the Issuers was (as the case may be) a “well-known seasoned issuer” as defined in Rule 405. The Issuers agree to pay the fees required by the Commission relating to the Securities within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

(e) At each of the times of delivery to offerees of the Term Sheet and any other Free Writing Prospectus and as of the Execution Time, the Issuers were not and are not Ineligible Issuers (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Issuers be considered Ineligible Issuers.

(f) Any Issuer Free Writing Prospectus and the Term Sheet do not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus and the Term Sheet based upon and in conformity with written information furnished to the Issuers by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(g) Each of the Partnership and the Operating Partnerships have been duly formed and is validly existing as a limited partnership under the Delaware Revised Uniform Limited Partnership Act (the “Delaware Act”) with full partnership power and authority to own, lease and operate their respective properties and to conduct their respective businesses in all material respects as described in the Preliminary Final Prospectus and the Final Prospectus, and each of the Partnership and the Operating Partnerships is duly registered or qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to so register or qualify does not have a material adverse effect on the financial condition, business, properties, results of operations, or prospects (“Material Adverse Effect”) of the Issuers and the Operating Partnerships taken as a whole.

(h) Finance Corp. is a corporation duly incorporated, validly existing and in good standing under the Delaware General Corporation Law (the “DGCL”), with full corporate power and authority to own, lease and operate its properties and to conduct its business in all material respects as described in the Preliminary Final Prospectus and the Final Prospectus, and Finance Corp. is duly registered or qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to so register or qualify does not have a Material Adverse Effect on the Issuers and the Operating Partnerships, taken as a whole.

(i) The General Partner is a corporation duly incorporated and presently subsisting under the laws of the Commonwealth of Pennsylvania, with full corporate power and authority to own, lease and operate its properties and to conduct its business and to act as general partner of the Partnership and of AmeriGas Propane, in each case in all material respects as described in the Preliminary Final Prospectus and the Final Prospectus, and the General Partner is duly registered or qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to so register or qualify (i) does not have a Material Adverse Effect on the Issuers and the Operating Partnerships, taken as a whole, or (ii) would not subject the limited partners that are unitholders of the Partnership to any material liability or disability.

(j) The Eagle General Partner is a corporation duly incorporated, validly existing and in good standing under the DGCL, with full corporate power and authority to own, lease and operate its properties and to conduct its business and to act as general partner of AmeriGas Eagle, in all material respects as described in the Preliminary Final Prospectus and the Final Prospectus, and the Eagle General Partner is duly registered or qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to so register or qualify does not have a Material Adverse Effect on the Issuers and the Operating Partnerships, taken as a whole, or the Eagle General Partner.

(k) None of the General Partners, the Partnership or the Operating Partnerships has any subsidiaries, other than the Partnership and the Operating Partnerships themselves and Petrolane Incorporated, a Pennsylvania corporation (“Petrolane”), which would be deemed to be a significant subsidiary (as such term is defined in Section 1-02 of Regulation S-X).

(l) None of the Issuers, the Operating Partnerships or the General Partners is in violation of its partnership agreement, certificate or articles of incorporation, by-laws or other organizational documents. None of the Issuers, the Operating Partnerships or the General Partners is in violation of any law, ordinance, administrative or governmental rule or regulation applicable to the Issuers, the Operating Partnerships, or the General Partners, as applicable, or of any decree or any court or governmental agency or body having jurisdiction over the Issuers, the Operating Partnerships and the General Partners, which violation would, if continued, have a Material Adverse Effect on the Issuers and the Operating Partnerships, taken as a whole. None of the Issuers, the Operating Partnerships or the General Partners is in breach, default or violation in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any material agreement, indenture, lease or other instrument to which any of the Issuers, the Operating Partnerships or the General Partners is a party or by which any of them or any of their respective properties may be bound which breach, default or violation would, if continued, have a Material Adverse Effect on the Issuers and the Operating Partnerships, taken as a whole.

(m) None of the offering, issuance and sale of the Securities, the execution, delivery or performance of this Agreement by the Issuers, the Operating Partnerships or the General Partners, the execution, delivery and performance of the Indenture by the Issuers or the consummation by the Issuers, the Operating Partnerships or the General Partners of the transactions contemplated hereby (i) requires any permit, consent, approval, authorization or other order of or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official which has not been obtained or (ii) conflicts or will conflict with or constitutes or will constitute a violation of the agreement of limited partnership, certificate or articles of incorporation, by-laws or other organizational documents of either of the Issuers or any of their respective subsidiaries, the Operating Partnerships or the General Partners or (iii) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default under, any agreement, indenture, lease or other instrument to which either of the Issuers or any of their respective subsidiaries, the Operating Partnerships or the General Partners is a party or by which any of them or any of their respective properties may be bound other than as described in the Preliminary Final Prospectus and the Final Prospectus, or (iv) violates or will violate any statute, law, regulation or filing or judgment, injunction, order or decree applicable to either of the Issuers or any of their respective subsidiaries, the Operating Partnerships or the General Partners or any of their respective properties, or (v) will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of either of the Issuers or any of their respective subsidiaries, the Operating Partnerships or the General Partners pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of the property or assets of any of them is subject (other than as described in the Preliminary Final Prospectus and the Final Prospectus) which conflict, breach, violation or default would, if continued, have a Material Adverse Effect on the Issuers and the Operating Partnerships, taken as a whole, or the General Partners except for such as have been obtained and made under the Act, the Trust Indenture Act and state securities or Blue Sky laws and regulations or such as may be required by the National Association of Securities Dealers (“NASD”), or which, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect on the Issuers and the Operating Partnerships, taken as a whole.

(n) Except as disclosed in the Preliminary Final Prospectus and the Final Prospectus (or any amendment or supplement thereto), subsequent to the respective dates as of which such information is given in the Preliminary Final Prospectus or the Final Prospectus (or any amendment or supplement thereto), none of the Issuers, the Operating Partnerships or the General Partners has incurred any liability or obligation, direct or contingent, or entered into any transaction, not in the ordinary course of business, that is material to the Issuers and the Operating Partnerships, taken as a whole.

(o) Each of the Issuers, the Operating Partnerships and the General Partners has filed all material tax returns required to be filed, and has timely paid all taxes shown to be due pursuant to said returns, other than those (i) which, if not paid, would not have a Material Adverse Effect on the Partnership and the Operating Partnerships, taken as a whole or (ii) which are being contested in good faith.

(p) None of the Partnership, the Operating Partnerships or the General Partners has sustained since the date of the latest audited financial statements included or incorporated by reference in the Preliminary Final Prospectus and the Final Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, not covered by insurance, or from any labor dispute or court or governmental action, order or decree; and, except as described in the Preliminary Final Prospectus and the Final Prospectus, and, since the respective dates as of which information is given in the Preliminary Final Prospectus and the Final Prospectus, and except for changes in accumulated other comprehensive income (loss) attributable to the Operating Partnerships’ derivative instruments, there has not been any material adverse change in the partners’ equity or capital stock or long-term debt of the Partnership, the Operating Partnerships or the General Partners other than the partnership distribution on November 18, 2005 and there has not been any material adverse change in or affecting the financial condition, business, properties, results of operations or prospects of the Partnership and the Operating Partnerships, taken as a whole (any such event in this paragraph being termed a “Material Adverse Change”).

(q) The accountants, PricewaterhouseCoopers LLP, who have audited the consolidated financial statements of the Partnership incorporated by reference in the Preliminary Final Prospectus and the Final Prospectus (or any amendment or supplement thereto) is an independent registered public accounting firm as required by the Act.

(r) The audited consolidated balance sheets of the Partnership and the General Partner incorporated by reference in the Preliminary Final Prospectus, the Final Prospectus and the Registration Statement present fairly in all material respects the financial position of the Partnership and the General Partner as of the dates indicated; the historical information of the Partnership set forth in the Preliminary Final Prospectus, the Final Prospectus and the Registration Statement under the caption “Summary Historical Financial and Other Data” is fairly stated in all material respects in relation to the audited historical consolidated financial statements from which it has been derived; and the audited consolidated financial statements of the Partnership included in, or incorporated by reference into, the Preliminary Final Prospectus, the Final Prospectus and the Registration Statement have been prepared in all material respects in conformity with generally accepted accounting principles applied on a substantially consistent basis, except to the extent disclosed therein.

(s) The Partnership maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary: (x) to permit preparation of financial statements in conformity with generally accepted accounting principles or any other criteria applicable to such statements as contemplated by Section 13(b)(2)(B) of the Exchange Act, and (y) to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(t) The General Partner is the sole general partner of the Partnership and AmeriGas Propane with a general partner interest in the Partnership of 1.0% pursuant to the Third Amended and Restated Agreement of Limited Partnership of the Partnership (as it may be amended or restated at or prior to the Closing Date, the “Partnership Agreement”) and a general partner interest in AmeriGas Propane of 1.0101% pursuant to the Second Amended and Restated Agreement of Limited Partnership of AmeriGas Propane (as it may be amended or restated at or prior to the Closing Date, the “AmeriGas Propane Partnership Agreement”).

(u) As of the Closing Date, the General Partner and its consolidated subsidiaries will continue to own limited partner interests in the Partnership represented by 24,525,004 Units (as defined in the Partnership Agreement).

(v) As of the Closing Date, the Partnership will continue to be the sole limited partner of AmeriGas Propane, with a limited partner interest of 98.9899%, and will own such limited partner interest in AmeriGas Propane free and clear of all liens, encumbrances, charges or claims other than those arising pursuant to the AmeriGas Propane Partnership Agreement.

(w) The Eagle General Partner is the sole general partner of AmeriGas Eagle with a general partner interest in AmeriGas Eagle of less than 1.0% pursuant to the Amended and Restated Agreement of Limited Partnership of AmeriGas Eagle Propane, L.P., dated as of July 19, 1999.

(x) AmeriGas Propane is a limited partner of AmeriGas Eagle with a limited partner interest of more than 98% in AmeriGas Eagle, and, except for security interests on the interests in AmeriGas Eagle as described in Exhibits 10.7, 10.8, 10.9, 10.10, 10.10(a), 10.11, 10.12 and 10.12(a) to the Annual Report on Form 10-K filed by the Partnership for the fiscal year ended September 30, 2005, AmeriGas Propane owns such limited partner interest in AmeriGas Eagle free and clear of all liens, encumbrances, charges or claims. An unaffiliated third party is a special limited partner of AmeriGas Eagle with a special limited partner interest of less than 1.0%.

(y) All of the issued shares of capital stock of the General Partner have been duly authorized and validly issued and are fully paid and non-assessable; and all of the issued shares of capital stock of the General Partner are held directly or indirectly by UGI Corporation, free and clear of all liens, encumbrances, equities or claims, except as set forth in the Preliminary Final Prospectus and the Final Prospectus.

(z) All of the issued shares of capital stock of the Eagle General Partner have been duly authorized and validly issued and are fully paid and non-assessable; except as set forth in the Preliminary Final Prospectus and the Final Prospectus and except for security interests on the stock of the Eagle General Partner as described in Exhibits 10.7, 10.8, 10.9, 10.10, 10.10(a), 10.11, 10.12 and 10.12(a) to the Annual Report on Form 10-K filed by the Partnership for the fiscal year ended September 30, 2005, all of the issued shares of capital stock of the Eagle General Partner are held directly or indirectly by AmeriGas Propane, free and clear of all liens, encumbrances, equities or claims.

(aa) Each of the Issuers, the Operating Partnerships and the General Partners have all requisite corporate or partnership power and authority to execute, deliver and perform its obligations under this Agreement and, to the extent applicable, the Indenture and the Securities (the Indenture and the Securities are referred to as the “Operative Documents”) to which it is or will be a party and to consummate the transactions contemplated hereby and thereby, including, without limitation, with respect to the Partnership, the partnership power and authority to issue, sell and deliver the Securities as provided herein and therein, and with respect to Finance Corp., the corporate power and authority to issue, sell and deliver the Securities as provided herein and therein.

(bb) This Agreement has been duly and validly authorized, executed and delivered by each of the Issuers, the Operating Partnerships and the General Partners.

(cc) At or before the Closing Date, (i) the Issuers shall issue $350.0 million of the Securities pursuant to the terms of the Preliminary Final Prospectus and the Final Prospectus, and (ii) the Partnership shall use such proceeds as set forth in the Preliminary Final Prospectus and the Final Prospectus.

(dd) Each of the Partnership and the Operating Partnerships have all necessary consents, approvals, authorizations, orders, registrations and qualifications of or with any court or governmental agency or body having jurisdiction over it or any of its properties or of or with any other person to conduct its business as set forth or contemplated in the Preliminary Final Prospectus and the Final Prospectus, except such consents, approvals, authorizations, orders, registrations or qualifications which, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect upon the Issuers and the Operating Partnerships, taken as a whole.

(ee) Except as described in the Preliminary Final Prospectus and the Final Prospectus, there is (i) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the knowledge of any of the Issuers, the Operating Partnerships or the General Partners, threatened, to which any of the Issuers, the Operating Partnerships or the General Partners, or any of their respective subsidiaries is or may be a party or to which the business or property of any of the Issuers, the Operating Partnerships or the General Partners, or any of their respective subsidiaries is or may be subject and (ii) no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency or that has been proposed by any governmental body and no injunction, restraining order or order of any nature by a federal or state court or foreign court of competent jurisdiction to which any of the Issuers, the Operating Partnerships or the General Partners, or any of their respective subsidiaries is or may be subject that is reasonably expected to (x) individually or in the aggregate, have a

Material Adverse Effect on the Issuers and the Operating Partnerships, taken as a whole, or the General Partners, (y) prevent or result in the suspension of the issuance of the Securities or (z) in any manner draw into question the validity of this Agreement and the Operative Documents.

(ff) None of the Issuers, the Operating Partnerships or the General Partners (i) have violated any environmental, safety, health or similar law or regulation applicable to their business relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), which violation would have a Material Adverse Effect on the Issuers and the Operating Partnerships, taken as a whole, (ii) lack any permits, licenses or other approvals required of them under applicable Environmental Laws to own, lease or operate their properties and conduct their business as described in the Preliminary Final Prospectus and the Final Prospectus, or (iii) are violating any terms and conditions of any such permit, license or approval, which, in the case of clause (ii) or (iii), would have a Material Adverse Effect on the Issuers and the Operating Partnerships, taken as a whole.

(gg) The Issuers, the Operating Partnerships and the General Partners maintain insurance covering their respective properties, operations, personnel and businesses. In the General Partners’ reasonable judgment, such insurance insures against such losses and risks as are adequate to protect the Issuers, the Operating Partnerships and the General Partners and their businesses. None of the Issuers, the Operating Partnerships or the General Partners has received notice from any respective insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance. All such insurance is outstanding and duly in force on the date hereof and will be outstanding and duly in force on the Closing Date.

(hh) The Indenture has been duly and validly authorized by each of the Issuers and, when duly executed and delivered by each Issuer and the Trustee, will be the legally valid and binding obligation of each Issuer, enforceable against each Issuer in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles and except that rights to indemnification thereunder may be limited by federal or state securities laws or policy relating thereto. The Indenture, when executed and delivered, will conform in all material respects to the description thereof in the Disclosure Package and the Final Prospectus.

(ii) The Securities have been duly and validly authorized for issuance and sale to you by each of the Issuers pursuant to this Agreement and, when issued and authenticated in accordance with the terms of the Indenture and delivered against payment therefor in accordance with the terms hereof, will be the legally valid and binding obligations of the Issuers, enforceable against the Issuers in accordance with their terms and entitled to the benefits of the Indenture, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The Securities, when executed and delivered, will conform in all material respects to the description thereof in the Disclosure Package and the Final Prospectus.

(jj) None of the Issuers, the Operating Partnerships or the General Partners is and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Preliminary Final Prospectus and the Final Prospectus, will be an “investment company” or be “controlled by” an “investment company” as those terms are defined in the Investment Company Act of 1940, as amended.

(kk) None of the Issuers, the Operating Partnerships, the General Partners or any of their affiliates does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes, and each of the Issuers, the Operating Partnerships and the General Partners agrees to comply with such Section if prior to the completion of the distribution of the Securities it commences doing such business.

(ll) The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Preliminary Final Prospectus and the Final Prospectus pursuant to Item 12 of Form S-3 under the 1933 Act, at the time they were filed with the Commission, complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the “Exchange Act”).

Each of the Issuers, the Operating Partnerships and the General Partners acknowledge that the Underwriters and, for purposes of the opinions to be delivered to the Underwriters pursuant to Section 6 hereof, counsel to the Issuers, the Operating Partnerships and the General Partners and counsel to the Underwriters will rely upon the accuracy and truth of the foregoing representations and hereby consent to such reliance.

2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Issuers agree to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Issuers, at the purchase price set forth in Schedule I hereto the principal amount of the Securities set forth opposite such Underwriter’s name in Schedule II hereto.

3. Delivery and Payment. Delivery of and payment for the Securities shall be made on the date and at the time specified in Schedule I hereto or at such time on such later date not more than three Business Days after the foregoing date as the Representative shall designate, which date and time may be postponed by agreement between the Representative and the Issuers or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Representative for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representative of the purchase price thereof to or upon the order of the Issuers by wire transfer payable in same-day funds to an account specified by the Issuers. Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Representative shall otherwise instruct.

4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Final Prospectus.

5. Agreements. The Issuers, Operating Partnerships and the General Partners agree with the several Underwriters that:

(a) Prior to the termination of the offering of the Securities, the Issuers will not file any amendment of the Registration Statement or supplement (including the Final Prospectus or any Preliminary Final Prospectus) to the Basic Prospectus unless the Issuers have furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. The Issuers will cause the Final Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representative with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representative of such timely filing. The Issuers will promptly advise the Representative, prior to the termination of the offering of the Securities (i) when the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (ii) when any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Final Prospectus or for any additional information relating to the offering of the Securities, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice that would prevent its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Issuers of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Issuers will use their best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or prevention and, upon such issuance, occurrence or prevention, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or prevention, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using their best efforts to have such amendment or new registration statement become or be declared effective as soon as practicable.

(b) To prepare a final term sheet in the form attached hereto as Schedule I (the “Term Sheet”) containing solely the pricing information relating to the Securities, and to file such Term Sheet pursuant to Rule 433(d) within the time required by such Rule.

(c) If there occurs an event or development as a result of which any document comprising part of the Disclosure Package would include an untrue statement of a material fact or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Issuers will notify promptly the Representative so that any use of such document comprising part of the Disclosure Package may cease until it is amended or supplemented.

(d) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Final Prospectus (as it may be then supplemented) would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Final Prospectus to comply with the Act, including in connection with use or delivery of the Final Prospectus, the Issuers promptly will (i) notify the Representative of such event, (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment to the Registration Statement or supplement to the Final Prospectus which will correct such statement or omission or effect such compliance and (iii) supply any supplemented Final Prospectus to you in such quantities as you may reasonably request.

(e) As soon as practicable, the Issuers will make generally available to its security holders and to the Representative an earnings statement or statements of the Partnership and its consolidated subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158.

(f) The Issuers will furnish to the Representative, upon request, and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Final Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representative may reasonably request. The Issuers will pay the expenses of printing or other production of all documents relating to the offering.

(g) The Issuers will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representative may designate, will maintain such qualifications in effect so long as required for the distribution of the Securities and will pay any fee of the NASD, in connection with its review of the offering; provided that in no event shall the Issuers be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

(h) Each of the Issuers agrees that, unless it obtains the prior written consent of the Representative, and each Underwriter, severally and not jointly, agrees with the Issuers that, unless it has obtained or will obtain, as the case may be, the prior written consent of the Issuers, it has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” (as defined in Rule 405) required to be filed with the Commission or retained by the Issuers under Rule 433, other than the Term Sheet. Any such free writing prospectus consented to by the Representative or the Issuers is hereinafter referred to as a “Permitted Free Writing Prospectus.” Each of the Issuers agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has

complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(i) The Issuers will not, without the prior written consent of Citigroup Global Markets Inc., from the date of this Agreement until the Closing Date, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by the Issuers which mature more than one year after the Closing Date, which are substantially similar to the Securities, which are denominated in the same currency as the Securities, and are offered primarily in the same market as the Securities.

(j) The Issuers will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Issuers to facilitate the sale or resale of the Securities.

6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Issuers, Operating Partnerships and the General Partners contained herein as of the Execution Time and the Closing Date, to the accuracy of the statements of the Issuers, Operating Partnerships and the General Partners made in any certificates pursuant to the provisions hereof, to the performance by the Issuers, Operating Partnerships and the General Partners of its obligations hereunder and to the following additional conditions:

(a) The Final Prospectus, and any supplement thereto, will have been filed in the manner and within the time period required by Rule 424(b); the Term Sheet and any other material required to be filed by the Issuers pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and, to the knowledge of the Issuers, no stop order suspending the effectiveness of the Registration Statement or any notice that would prevent its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b) The Issuers shall have requested and caused Morgan, Lewis & Bockius LLP, counsel to the Issuers, the Operating Partnerships and the General Partners, to have furnished to the Representative their opinion, dated the Closing Date and addressed to the Representative, to the effect that:

(i) Finance Corp. is a corporation validly existing and in good standing under the laws of the jurisdiction of its organization, with all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted;

(ii) The General Partner is a corporation duly incorporated and presently subsisting under the laws of the jurisdiction of its organization, with all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted and to act as general partner of the Partnership and AmeriGas Propane;

(iii) Eagle General Partner is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its organization, with all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted and to act as general partner of AmeriGas Eagle;

(iv) Each of the Partnership and the Operating Partnerships has been duly formed and each of the Partnership and the Operating Partnerships is validly existing as a limited partnership under the Delaware Act, with full partnership power and authority to own or lease, as the case may be, and to operate its properties and conduct its respective businesses as described in the Preliminary Final Prospectus and the Final Prospectus;

(v) The Issuers, the Operating Partnerships and the General Partners have all requisite corporate and partnership power and authority to execute, deliver and perform their respective obligations under this Agreement and the Indenture, and to consummate the transactions contemplated herein and therein, including, without limitation, the corporate or partnership power to issue, sell and deliver the Securities as provided herein;

(vi) The statements in the Basic Prospectus under the caption “Description of the Notes,” insofar as they constitute descriptions of the Indenture and the Securities or refer to statements of law or legal conclusions under New York, Delaware corporate or partnership or federal law (except for the Federal Motor Carrier Safety Act and any state or municipal fire safety codes, as to which such counsel need not express any opinion), constitute fair summaries thereof in all material respects;

(vii) No consent, approval, waiver, license or authorization, or other action by any New York, Delaware or federal governmental authority is required in connection with the issuance and sale of the Securities by the Issuers or for the consummation by each of the Issuers, the Operating Partnerships and the General Partners of their obligations under this Agreement, the Indenture or the Securities, except in each case such consents, approvals, waivers, licenses and other actions (A) as may be required under federal or state securities or Blue Sky laws (as to which, such counsel need not express any opinion), or (B) which, if not obtained, would not have a material adverse effect upon the financial condition, business or results of operations of the Issuers and the Operating Partnerships, taken as a whole, or the General Partners;

(viii) This Agreement has been duly authorized and validly executed and delivered by each of the Partnership Entities;

(ix) None of the Issuers, or the Operating Partnerships or the General Partners is an “investment company” or a company “controlled by” an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended;

(x) The execution and delivery of this Agreement by Finance Corp. and the consummation by the Issuers, the Operating Partnerships and the General Partners of the transactions contemplated hereby will not conflict with, constitute a default under or violate (A) any of the terms, conditions or provisions of the certificate of incorporation or by-laws of Finance Corp., (B) any of the terms, conditions or provisions of any document, agreement or other instrument known to such counsel to which either of the Issuers, the Operating Partnerships or the General Partners is a party or by which any of such entities is bound (other than as described in the Prospectus and except for documents, agreements or other instruments that will be extinguished on the Closing Date), (C) any New York, Delaware corporate or partnership or federal law or regulation (assuming compliance with all applicable federal and state securities or Blue Sky laws and assuming the receipt of all consents, approvals, waivers, licenses and other actions referred to in clause (2) of Section 6(b)(vii) above, as to which such counsel need not express any opinion) or (iv) any judgment, writ, injunction, decree, order or ruling known to such counsel applicable to either of the Issuers, the Operating Partnerships or the General Partners, except for such conflicts, breaches and defaults which would not have a material adverse effect on the financial condition, business, properties or results of operations of the Partnership and the Operating Partnerships, taken as a whole;

(xi) The Indenture has been duly and validly authorized, executed and delivered by each of the Issuers and (assuming the due authorization, execution and delivery thereof by the Trustee) and constitutes the legal, valid and binding obligation of each such person, enforceable against each such person in accordance with its terms, subject (A) to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws relating to or affecting creditors’ rights and remedies generally and (B) as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing, regardless of whether enforcement is sought in a proceeding at law or in equity, and except (x) to the extent that a waiver of rights under any usury laws may be unenforceable and (y) that rights to indemnification and contribution thereunder may be limited by federal or state securities laws or public policy relating thereto;

(xii) The issuance and sale of the Securities have been duly and validly authorized by each of the Issuers and, when issued and authenticated in accordance with the terms of the Indenture by the Issuers and the Trustee and paid for by the Underwriters in accordance with the provisions of the Agreement and the Final Prospectus, will constitute the legal, valid and binding obligations of the Issuers, enforceable against the Issuers in accordance with their terms and entitled to the benefits of the Indenture, subject (A) to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws relating to or affecting creditors’ rights and remedies generally and (B) as to enforceability to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing, regardless of whether enforcement is sought in a proceeding at law or in equity, and except to the extent that a waiver of rights under any usury laws may be unenforceable;

(xiii) Neither the execution and delivery of this Agreement by the General Partner nor the consummation by the General Partner of any of the transactions contemplated hereby, will conflict with, constitute a default under or violate any of the terms, conditions or provisions of the articles of incorporation or by-laws of the General Partner;

(xiv) To the knowledge of such counsel, there is no pending or threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Partnership Entities or any of their property of a character required to be disclosed in the Registration Statement, the Basic Prospectus, the Preliminary Final Prospectus or the Final Prospectus, and, to the knowledge of such counsel, there is no contract or other document of a character required to be described in the Registration Statement, the Basic Prospectus, the Preliminary Final Prospectus or the Final Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required; and the statements in the Partnership’s Annual Report on Form 10-K for its fiscal year ended September 30, 2005 under the heading “Business — Government Regulation,” which are incorporated by reference into the Final Prospectus, insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings as of the filing date of the Partnership’s Annual Report on Form 10-K for its fiscal year ended September 30, 2005, and, to the knowledge of such counsel, such summaries are accurate and fair summaries as of the Closing Date in all material respects, except with respect to the Federal Motor Carrier Safety Act and any state or municipal fire safety codes, as to which such counsel need not express any opinion; and

(xv) The Registration Statement has become effective under the Act; any filing required pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any notice that would prevent its use has been issued, no proceedings for that purpose have been instituted or threatened, and the Registration Statement and the Final Prospectus (other than the financial statements and other financial and statistical information contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act and the Trust Indenture Act.

In addition, such counsel shall state that it has participated in conferences with directors, officers and other representatives of the General Partner and Finance Corp. and representatives of the independent public accountants for each of the Issuers, the Operating Partnerships and the General Partners at which conferences the contents of the Registration Statement, the Disclosure Package and the Final Prospectus and related matters were discussed, and that, although such counsel has not independently verified and need not pass upon, or assume responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Disclosure Package and the Final Prospectus (except to the extent specified in the foregoing opinion), no facts have come to such counsel’s attention which lead such counsel to believe that (i) the Registration Statement, on the Effective Date, contained an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading; (ii) the documents included in the Disclosure Package, when taken together as a whole, at the Execution Time, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements contained therein, in the light of circumstances under which they were made, not misleading, or (iii) the Final Prospectus, on the date thereof or on the date of such opinion, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need not express any view with respect to the financial statements and related notes, the financial statement schedules and the other financial, statistical and accounting data included in, or incorporated by reference into, any document included in the Disclosure Package and the Final Prospectus).

In rendering their opinions as aforesaid, such counsel may rely upon an opinion or opinions, each dated the Closing Date, of other counsel retained by them or either of the Issuers, the Operating Partnerships or the General Partners as to laws of any jurisdiction other than the United States or the States of New York and Delaware; provided that (A) each such local counsel is reasonably acceptable to you and (B) such reliance is expressly authorized by each opinion so relied upon and a copy of each such opinion is delivered to you and is, in form and substance, reasonably satisfactory to you and your counsel.

In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon certificates (original counterparts of which shall be furnished to you) of the Partnership and the Operating Partnerships and of officers and employees of the Partnership, Finance Corp., and the General Partners and upon information obtained from public officials, (B) rely wholly upon (without independent investigation) opinions of other counsel issued in connection with the Transactions, (C) state that their opinion is limited to federal laws, New York law, Pennsylvania law, the Delaware Act and the Delaware General Corporation Law, (D) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by such counsel are genuine, (E) state that they express no opinion with respect to the title of any of the General Partners, the Partnership, the Operating Partnerships or any of their affiliates to any real or personal property transferred by or to them and (F) state that they express no opinion with respect to state or local taxes or tax statutes to which any of the limited partners of the Partnership or the Operating Partnerships may be subject;

(c) The Representative shall have received from Shearman & Sterling LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representative, with respect to the issuance and sale of the Securities, the Indenture, the Disclosure Package, the Final Prospectus (together with any supplement thereto) and other related matters as the Representative may reasonably require, and the Issuers shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(d) The Issuers shall have furnished to the Representative a certificate, signed by the President or any Vice President and the principal financial or accounting officer of Finance Corp. and the General Partners, dated the Closing Date, to the effect that:

(i) the representations and warranties of the Issuers, Operating Partnerships and the General Partners in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Issuers, Operating Partnerships and the General Partners have complied, in all material respects, with all the agreements and performed, in all material respects, all the conditions on its part to be performed at or prior to the Closing Date;

(ii) no stop order suspending the effectiveness of the Registration Statement or any notice that would prevent its use has been issued and no proceedings for that purpose have been instituted or, to the Issuers’ knowledge, threatened;

(iii) On or after the date hereof, (i) there shall not have occurred any downgrading, suspension or withdrawal of, nor shall any notice have been given of any potential or intended downgrading, suspension or withdrawal of, or any review (or of any potential or intended review) for a possible change that does not indicate the direction of the possible change in, any rating of the Issuers, the General Partners or the Operating Partnerships or any securities of the Issuers, the General Partners or the Operating Partnerships (including, without limitation, the placing of any of the foregoing ratings on credit watch with negative or developing implications or under review with an uncertain direction) by any “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) under the Act, (ii) there shall not have occurred any change, nor shall any notice have been given of any potential or intended change, in the outlook for any rating of the Issuers, the General Partners or the Operating Partnerships or any securities of the Issuers, the General Partners or the Operating Partnerships by any such rating organization and (iii) no such rating organization shall have given notice that it has assigned (or is considering assigning) a lower rating to the Securities than that on which the Securities were marketed.

(e) The Issuers shall have requested and caused PricewaterhouseCoopers LLP, an independent registered public accounting firm, to have furnished to the Representative, at the Execution Time and at the Closing Date, letters (which may refer to letters previously delivered to one or more of the Underwriters), dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representative.

(f) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any supplement thereto), there shall not have been any change or decrease specified in the letter or letters referred to in paragraph (e) of this Section 6, the effect of which is, in the sole judgment of the Representative, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).

(g) Since the dates as of which information is given in the Final Prospectus, other than as set forth in the Disclosure Package and the Final Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) (i) except for changes in accumulated other comprehensive income (loss) attributable to the Operating Partnerships’ derivative instruments, there shall not have occurred any material adverse change in the partners’ capital or capital stock of either of the Issuers, the Operating Partnerships or the General Partners, as the case may be, nor any material increase in the long-term debt of either of the Issuers, the Operating Partnerships or the General Partners (ii) there shall not have been any material adverse change or development involving a prospective change in or affecting the financial condition, business, properties, results of operations or prospects of the Issuers and the Operating Partnerships taken as a whole, the General Partners, and (iii) none of the Issuers, the General Partner or the Operating Partnerships shall have incurred any liability or obligation, direct or contingent, the effect of which, in any such case described in this paragraph 6(g), in your judgment, is material and adverse and, in your judgment, makes it impracticable to market the Securities on the terms and in the manner contemplated in the Disclosure Package and the Final Prospectus.

(h) Prior to the Closing Date, the Issuers shall have furnished to the Representative such further information, certificates and documents as the Representative may reasonably request.

(i) The Issuers and the Trustee shall have entered into the Indenture and you shall have received counterparts, conformed as executed, thereof.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representative and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at the Closing Date by the Representative. Notice of such cancellation shall be given to the Issuers in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Shearman & Sterling LLP, counsel for the Underwriters, at 599 Lexington Avenue, New York, New York 10022, on the Closing Date.

7. Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied or because of any refusal, inability or failure on the part of the Issuers, Operating Partnerships and the General Partners to perform any agreement herein or comply with any provision hereof other than by reason of a default or termination by any of the Underwriters pursuant to Sections 9 or 10 hereof, the Issuers will reimburse the Underwriters severally, through the Representative on demand for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

It is understood that, except as otherwise provided in this Agreement, the Underwriters will pay all their own costs and expenses, including the fees of their counsel, transfer taxes on any of the Securities by the Underwriters and any advertising expenses connected with any offer they make and the transportation and other expenses incurred by the Underwriters in connection with presentations to prospective purchasers of the Securities.

8. Indemnification and Contribution. (a) The Issuers, the Operating Partnerships and the General Partners, jointly and severally, agree to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Securities as originally filed or in any amendment thereof, or in the Basic Prospectus, any Preliminary Final Prospectus, the Final Prospectus, any Issuer Free Writing Prospectus or the information contained in the Term Sheet, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Issuers, the Operating Partnerships and the General Partners will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Issuers, the Operating Partnerships and the General Partners by or on behalf of any Underwriter through the Representative specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Issuers, the Operating Partnerships and the General Partners may otherwise have. With respect to any untrue statement or omission of a material fact made in a Preliminary Final Prospectus or in any subsequent Term Sheet, as then amended or supplemented, the indemnity agreement contained in this Section 8(a) shall not inure to the benefit of any Underwriter from whom the person asserting any such loss, claim, damage or liability purchased the Securities to the extent that any such loss, claim, damage or liability of such Underwriter occurs under the circumstance where it shall have been determined by a court of competent jurisdiction by final and nonappealable judgment that (x) the Partnership had previously furnished to the Underwriter, by no later than a reasonable time before the Partnership and the Underwriters reach an agreement on the pricing of the Securities, a copy of an amendment or supplement to the Preliminary Final Prospectus or, by no later than a reasonable time prior to the entry by such person of a contract of sale, a copy of an amendment or supplement to the Term Sheet (in each case, the “Update Material”), (y) the Update Material corrected an untrue statement or omission of a material fact contained in the prior document, and (z) such Update Material was not conveyed to such person at or prior to the entry by such person into a contract of sale for the Securities.

(b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Issuers, the Operating Partnerships and the General Partners, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Issuers, the Operating Partnerships and the General

Partners within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Issuers, the Operating Partnerships and the General Partners to each Underwriter, but only with reference to written information furnished to the Issuers, the Operating Partnerships and the General Partners by or on behalf of such Underwriter through the Representative specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) based on the advice of counsel, the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded, based on the advice of counsel, that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding. An indemnifying party will not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld).

(d) In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Issuers, the Operating Partnerships and the General Partners and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which the Issuers, the Operating Partnerships and the General Partners and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Issuers, the Operating Partnerships, the General Partners on the one hand and by the Underwriters on the other from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Issuers, the Operating Partnerships, the General Partners and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Issuers, the Operating Partnerships and the General Partners on the one hand and of the

Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Issuers, the Operating Partnerships and the General Partners shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Final Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Issuers, the Operating Partnerships and the General Partners on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Issuers, the Operating Partnerships, the General Partners and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Issuers, the Operating Partnerships and the General Partners within the meaning of either the Act or the Exchange Act, each officer of the Issuers, the Operating Partnerships and the General Partners who shall have signed the Registration Statement and each director of the Issuers, the Operating Partnerships and the General Partners shall have the same rights to contribution as the Issuers, the Operating Partnerships and the General Partners, subject in each case to the applicable terms and conditions of this paragraph (d).

9. Default by an Underwriter. (i) If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names in Schedule II hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; (ii) provided, however, that in the event that the aggregate principal amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Issuers. In the event of a default by any Underwriter as set forth in clause (ii) of this Section 9, the Closing Date shall be postponed for such period, not exceeding seven days, as the Representative and Issuers shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Issuers and any nondefaulting Underwriter for damages occasioned by its default hereunder.

10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representative, by notice given to the Issuers prior to delivery of and payment for the Securities, if at any time prior to such time (i) trading in the Issuers’ securities shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representative, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Final Prospectus (exclusive of any supplement thereto).

11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Issuers, the Operating Partnerships and the General Partners or their officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Issuers or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representative, will be mailed, delivered or telefaxed to the Citigroup Global Markets Inc. General Counsel (fax no.: (212) 816-7912) and confirmed to the General Counsel, Citigroup Global Markets Inc., at 388 Greenwich Street, New York, New York, 10013, Attention: General Counsel; with a copy to Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York 10022, Attention: Jason Lehner; or, if sent to the Issuers, will be mailed, delivered or telefaxed to (610) 992-3258 and confirmed to it at the office of the Partnership at 460 North Gulph Road, King of Prussia, Pennsylvania 19406, Attention: Robert H. Knauss, Vice President and General Counsel; with a copy to Morgan, Lewis & Bockius LLP, 1111 Pennsylvania Avenue, NW, Washington, D.C. 20004, Attention: Linda Griggs.

13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

14. No Fiduciary Duty. The Issuers hereby acknowledge that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Issuers, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Issuers and (c) the Issuers’ engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Issuers agree that they are solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Issuers on related or other matters). The Issuers agree that they will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Issuers, in connection with such transaction or the process leading thereto.

15. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Issuers and the Underwriters, or any of them, with respect to the subject matter hereof.

16. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

17. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

18. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

19. Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated:

“Act” shall mean the Securities Act of 1933, as amended and the rules and regulations of the Commission promulgated thereunder.

“Basic Prospectus” shall mean the prospectus referred to in paragraph 1(a) above contained in the Registration Statement at the Effective Date.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall mean (i) the Basic Prospectus, (ii) the Preliminary Final Prospectus and (iv) the Term Sheet.

“Effective Date” shall mean each date and time that the Registration Statement and any post-effective amendment or amendments thereto became or become effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Final Prospectus” shall mean the prospectus supplement relating to the Securities that was first filed pursuant to Rule 424(b) after the Execution Time, together with the Basic Prospectus.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Preliminary Final Prospectus” shall mean any preliminary prospectus supplement to the Basic Prospectus which describes the Securities and the offering thereof and is used prior to filing of the Final Prospectus, together with the Basic Prospectus.

“Registration Statement” shall mean the registration statement referred to in paragraph 1(a) above, including all the documents incorporated by reference therein and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b), and in the event any post-effective amendment thereto becomes effective prior to the Closing Date, shall also mean such registration statement as so amended.

“Rule 158,” “Rule 163,” “Rule 164,” “Rule 172,” “Rule 405,” “Rule 415,” “Rule 424,” “Rule 430B” and “Rule 433” refer to such rules under the Act.

“Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended and the rules and regulations of the Commission promulgated thereunder.

“Well-Known Seasoned Issuer” shall mean a well-known seasoned issuer, as defined in Rule 405.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Issuers and the several Underwriters.

Very truly yours,

AMERIGAS PARTNERS, L.P.

By:	AmeriGas Propane, Inc., its general partner

By:
Name:	Robert W. Krick
Title:	Treasurer

AP EAGLE FINANCE CORP.

By:
Name:	Robert W. Krick
Title:	Treasurer

AMERIGAS PROPANE, INC.

By:
Name:	Robert W. Krick
Title:	Treasurer

AMERIGAS PROPANE, L.P.

By:	AmeriGas Propane, Inc., its general partner

By:
Name:	Robert W. Krick
Title:	Treasurer

AMERIGAS EAGLE PROPANE, L.P.

By:	AmeriGas Eagle Holdings, Inc., its general partner

By:
Name:	Robert W. Krick
Title:	Treasurer

AMERIGAS EAGLE HOLDINGS, INC.

By:
Name:	Robert W. Krick
Title:	Treasurer

The foregoing Agreement is hereby confirmed and accepted as of the date specified in Schedule I hereto.

Citigroup Global Markets Inc.

By:
Name:
Title:

For itself and the other several Underwriters named in Schedule II to the foregoing Agreement.

Final Term Sheet dated January 10, 2006

ISSUER:	AmeriGas Partners, L.P. and AP Eagle Finance Corp.
SIZE:	$350mm
NOTES OFFERED:	Senior Notes
COUPON DATES:	5/20 AND 11/20 starting 5/20/06
EQUITY CLAW:	35% at 107.125 until 5/20/09
MATURITY/CALL:	5/20/16 non-callable until	5/20/11 103.563
RATINGS:	B1/BB-	5/20/12 102.375
COUPON/PRICE:	7.125% at par	5/20/13 101.188
YIELD/SPREAD:	7.125%, +271 vs. TSY 4.5% 11/15	5/20/14 100.000
BOOK-RUNNERS:	CITI/CSFB/WACH
SETTLEMENT DATE:	1/26/06 (T+11)
CUSIP:	03073KAF8

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-248-3580.

SCHEDULE II

Underwriters	Principal Amount of Securities to be Purchased
Citigroup Global Markets Inc.	$227,500,000
Credit Suisse First Boston LLC	$61,250,000
Wachovia Capital Markets, LLC	$61,250,000

Total	$350,000,000